Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FLOWERS FOODS, INC.

(As amended through August 18, 2023)

ARTICLE 1.

OFFICES

Flowers Foods, Inc. (the “Corporation”) shall maintain at all times a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1 Place and Time of Meetings. All meetings of the shareholders shall be held at such time and at such place (if any), within or without the State of Georgia, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chair of the Board of Directors, the President or the Secretary, and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any meeting of shareholders may be held solely or partially by means of remote communication. The Chair of the Board of Directors may postpone or reschedule any previously scheduled annual or special meeting of the shareholders of the Corporation.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect, in accordance with the Articles of Incorporation, the Directors to succeed those whose terms expire and shall transact such other business as may be properly brought before the meeting in accordance with Section 2.10 of these Bylaws.

2.3 Special Meetings.

(a) Special meetings of the shareholders may be called only as provided in these Bylaws or the Articles of Incorporation. Special meetings (i) may be called by the Chair of the Board of Directors, and (ii) shall be called by the Chair of the Board of Directors or the Secretary within 10 days after receipt of the written request of (A) a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”) or (B) the holders (each, a “Requesting Shareholder”) of at least 25% of the then outstanding shares of Common Stock (the “Requisite Percentage”) together with the information required by this Section 2.3 and Section 2.10 and Section 3.5, as applicable; provided that the shares constituting the Requisite Percentage are determined to be Net Long Shares (as defined in Section 2.3(c)) that have been held continuously for at least one year prior to the date the request for a special meeting is submitted by the Requesting Shareholders (the “One-Year Period”). Any such request by a majority of the Whole Board shall be sent to the Chair of the Board of Directors and the Secretary and shall state the purpose or purposes of the proposed meeting. Any such request by a Requesting Shareholder shall comply with the requirements set forth in these Bylaws. At a special meeting of shareholders, only such business shall be conducted or considered as shall have been stated in the notice of the meeting given by or at the direction of the Board of Directors. If the request for the meeting is received from shareholders pursuant to this Section 2.3, the Board of Directors shall have the authority to submit additional matters to the shareholders and to cause other business to be transacted and to fix the time and place (if any) of the applicable meeting in accordance with Sections 2.1 and 2.4. Shareholders are permitted to call special meetings only as and to the extent provided in Section 2.3(a)(ii)(B) and shall not otherwise be permitted to propose business to be brought before a special meeting of shareholders.

(b) Notwithstanding the provisions of Section 2.3(a), a special meeting shall not be held if requested by the shareholders and the written request shall be deemed to be invalid and withdrawn if (i) the written request does not comply with these Bylaws, (ii) the business specified in the written request is not a proper subject for shareholder action under applicable law, these Bylaws or the Articles of Incorporation, (iii) the business specified in the written request is reserved for action by the Board of Directors under applicable law, these Bylaws or the Articles of Incorporation, (iv) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 60 days after the Secretary receives the written request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the written request, (v) the written request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (vi) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within 60 days prior to receipt by the Secretary of the written request (and, for purposes of this clause (vi), the nomination, election or removal of Directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of Directors, the changing of the size of the Board of Directors and the filling of vacancies or newly created Directorships), or (vii) the written request was made in a manner that involved a violation of applicable law. If none of the Requesting Shareholders appear or send a qualified representative to present the item of business for consideration at the special meeting, such item of business shall not be submitted for vote of the shareholders at such special meeting. Unless otherwise set forth in these Bylaws, whether the Requesting Shareholders have complied with the requirements of this Section 2.3 and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be exclusive and binding on the Corporation and the shareholders of the Corporation.

(c) For purposes of determining the Requisite Percentage, “Net Long Shares” shall be determined with respect to each Requesting Shareholder in accordance with the definition of “net long position” set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (i) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant request for a special meeting submitted by the Requesting Shareholders, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of Common Stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding Common Stock; and (ii) the net long position of such holder shall be reduced by the number of shares of Common Stock as to which such holder does not, or will not, have the right to vote or direct the vote at the requested special meeting or as to which such holder has, at any time during the One-Year Period, entered into any Derivative Instrument (as defined in Section 2.10(f)) that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and that remains in effect. Whether shares constitute “Net Long Shares” shall be decided in good faith by the Board of Directors.

(d) For business or nominations to be properly requested to be brought before a special meeting by a shareholder or shareholders of the Corporation pursuant to Section 2.3(a)(ii)(B), the Requesting Shareholder(s) must provide, together with the Requesting Shareholder(s)’s written request for a special meeting: (i) documentary evidence to the Secretary that the Requisite Percentage of Net Long Shares have been held continuously for the One-Year Period by each Requesting Shareholder; and (ii) an acknowledgement and agreement by each Requesting Shareholder to promptly notify the Secretary in writing of any decrease after the date on which the special meeting request is delivered to the Secretary in the number of Net Long Shares held by each Requesting Shareholder and that such a decrease shall be deemed a revocation of the special meeting request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

2.4 Notice of Meeting. Written notice of every meeting of the shareholders, stating the place (if any), day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation not fewer than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Within 30 days of receipt from the shareholders of the Corporation of sufficient written demands for a special meeting which comply with and satisfy the requirements of Section 2.3, Section 2.10 and Section 3.5 for the call of a special meeting, the Secretary of the Corporation will issue notice calling for a special meeting of the shareholders to be held within 60 days of such notice. Written notice shall be given personally, by mail, by private courier, or by electronic transmission. If mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the shareholder at their address as it appears on the stock transfer books of the Corporation. When a meeting of the shareholders is adjourned to another place, date or time, by the holders of a majority of the voting power of the voting shares represented at a meeting, whether or not a quorum is present, notice need not be given of the adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, if the Board of Directors is required to fix a new record date pursuant to Section 7.5(a) of these Bylaws or applicable law, notice must be given to persons who are shareholders as of the new record date entitled to vote as such meeting. At an adjourned meeting at which a quorum is present or represented, any business that could have been transacted at the meeting originally called may be transacted.

2.5 Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the date and time stated in the notice. Waiver must be in writing or by electronic transmission, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to: (1) lack of notice or defective notice of a meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration at the meeting of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as required by applicable law, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

2.6 Inspectors. The Board of Directors shall appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointment(s) or if an appointee fails to serve, the presiding officer of the meeting of the shareholders may appoint one or more inspectors (or substitute inspectors) to act at the meeting.

2.7 Quorum. Except as may be provided in the Articles of Incorporation or as otherwise required by applicable law, a majority of the votes entitled to be cast on a matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting for any purpose, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.8 Voting. Except as provided in the Articles of Incorporation or as otherwise provided by law, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the presiding officer or the holders of a majority of the voting power of the then outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine otherwise. Every vote taken by written ballot shall be counted by the inspector(s) of election. Except as provided in these Bylaws, the Articles of Incorporation or by law, if a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors shall be elected at the annual meeting in accordance with the Articles of Incorporation.

2.9 Proxies. A shareholder may vote their shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form or by an electronic transmission which authorizes another person or persons to vote or otherwise act on the shareholder’s behalf in accordance with Section 14-2-722 of the Georgia Business Corporation Code, as the same may be hereafter amended. A proxy is effective when received by the inspector of elections and is valid for 11 months, unless a longer period is expressly provided in the appointment form. An appointment of proxy is revocable by a shareholder unless the appointment form states that it is irrevocable and the appointment is coupled with an interest. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.10 Order of Business.

(a) The Chair of the Board of Directors, or such officer of the Corporation designated by a majority of the Whole Board (as such term is defined in Section 2.3 of these Bylaws), shall call meetings of the shareholders of the Corporation to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders shall determine the order of business and shall have the authority in their discretion to regulate the conduct of any such meeting, including by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting; by excluding any shareholder or such shareholder’s proxy from any such meeting based upon the determination by the presiding officer, in their sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat; and by determining the circumstances in which any person may make a statement or ask questions at any such meeting.

(b) At a meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a meeting, business must (i) be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of a majority of the Whole Board, or (C) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with this Section 2.10; and (ii) relate to (A) a proper subject for shareholder action under applicable law, these Bylaws and the Articles of Incorporation and (B) a subject that is not expressly reserved for action by the Board of Directors under applicable law, these Bylaws or the Articles of Incorporation.

(c) For business to be properly requested to be brought before a meeting by a shareholder of the Corporation, the shareholder (i) must be a shareholder of record at the time of (A) the delivery of the notice required by this Section 2.10, (B) the giving of the notice for such meeting provided for in the Bylaws of this Corporation and (C) the meeting; (ii) must be entitled to vote on such business at such meeting; and (iii) must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this Section 2.10. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting; and (ii) in the case of a special meeting called pursuant to Section 2.3(a)(ii)(B), together with the shareholder’s written request for a special meeting delivered in accordance with Section 2.3.

(d) A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i)(A) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the reasons why the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and, if the business includes a proposal to amend the Bylaws, the language of the proposed amendment and (C) a reasonably detailed description of all arrangements or understandings between the shareholder and any Shareholder Associated Persons (as defined in Section 2.10(f)) or other persons, including their names, in connection with the proposed business of the meeting and any material interest of the shareholder and any Shareholder Associated Person in such proposed business; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder and any Shareholder Associated Person; (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder and any Shareholder Associated Person, including any shares of any class of shares of the Corporation as to which such shareholder or Shareholder Associated Person has a right to acquire beneficial ownership, whether exercisable immediately or after the passage of time, (iv) a representation (A) that such shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting on such business and such shareholder or a qualified representative thereof intends to attend the meeting in person to bring such business before the meeting, (B) as to whether such shareholder or any Shareholder Associated Person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the business and, if so, identifying the shareholder or Shareholder Associated Persons and (C) as to whether such shareholder or any Shareholder Associated Person intends to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; (v) a description of any Derivative Instrument made by, entered into, held by or maintained by the shareholder or any Shareholder Associated Person; (vi) a description of any Short Interest (as defined in Section 2.10(f)) held by or on behalf of the shareholder or any Shareholder Associated Person; (vii) any proportionate interest in shares of the Corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns the majority interest in the general partner of such general or limited partnership; (viii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of the shareholder or Shareholder Associated Person; (ix) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective Directors or officers, to which the shareholder or any Shareholder Associated Person or any of their respective affiliates is a party or has a material interest (excluding an interest that is substantially the same as all shareholders); (x) any rights directly or indirectly held of record or beneficially by the shareholder or any Shareholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation; (xi) any equity interests (including any equity interests that the shareholder or Shareholder Associated Person has a right to acquire beneficial ownership at any time in the future), any Derivative Instruments or Short Interests in or any position(s) as a member of the Board of Directors (or equivalent governing body) of any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended) of the Corporation held by the shareholder or any Shareholder Associated Person; (xii) any performance-related fees (other than an asset-based fee) to which the shareholder or any Shareholder Associated Person or any affiliate or immediate family member of the shareholder or Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation, Derivative Instruments or Short Interests; (xiii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by the shareholder or any Shareholder Associated Person, if any; and (xiv) any other information relating to the shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such shareholder or any Shareholder Associated Person in support of the business to be brought before the meeting (all of which information in this Section 2.10 shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than the earlier of the date that is five days after the event giving rise to such change and the date that is three days prior to the applicable meeting). This Section 2.10 shall be the exclusive means for a shareholder to submit business (other than business included in the Corporation’s notice of meeting pursuant to Rule 14a-8 under the Exchange Act) before an annual or special meeting of shareholders.

(e) A shareholder is not entitled to have its proposal or business included in the Corporation’s proxy materials solely as a result of such shareholder’s compliance with the provisions of this Section 2.10. The Corporation may require any shareholder submitting notice pursuant to this Section 2.10 or any Shareholder Associated Person to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine compliance with these Bylaws or the accuracy and completeness of any notice or solicitation. Such shareholder or Shareholder Associated Person shall provide such other information within 10 calendar days after the Corporation has requested such other information. If such shareholder or Shareholder Associated Person fails to provide such other information within such period, the information as to which other information was requested may be deemed not to have been provided in accordance with these Bylaws. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if (i) a shareholder intending to propose business at an annual meeting or special meeting pursuant to this Section 2.10 proposes such business except in accordance with the procedures set forth in Section 2.10; (ii) a shareholder intending to propose business at an annual meeting or special meeting pursuant to this Section 2.10 does not provide the information required under this Section 2.10 in accordance with the applicable timing requirements set forth in this Section 2.10; (iii) a shareholder intending to propose business at an annual meeting or special meeting pursuant to this Section 2.10 takes action contrary to the representations made in the applicable notice; (iv) a shareholder or a qualified representative thereof does not attend the meeting in person to present the proposed business; (v) the applicable shareholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading; or (vi) if after being submitted to the Corporation, the applicable shareholder notice was not updated or supplemented in accordance with these Bylaws to cause the information provided in the notice to be true, correct, and complete in all respects, in each case, such business shall not be considered and shall be disregarded, notwithstanding that proxies in respect of such business may have been received by the Corporation. Any updated or supplemented information provided by any shareholder shall not, and shall not be deemed to, cure any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such shareholder to amend any proposal or to submit any new or amended proposal, including by changing or adding matters, business or resolutions to be brought before a meeting, except as otherwise set forth in these Bylaws.

(f) For purposes of Section 2.10 “business” shall mean all matters other than nomination of candidates for, and the election of, directors. Shareholder nominations of directors for election is governed solely by Section 3.5 of these Bylaws. Notwithstanding anything in this Section 2.10 to the contrary, no business shall be conducted at any shareholders meeting except in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 2.10 and, if they should so determine, they shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that, subject to applicable law, any references in these Bylaws to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder proposals. Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw. For purposes of Section 2.10 and Section 3.5 of these Bylaws, a “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, (C) any person controlling, controlled by or under common control with such Shareholder Associated Person and (D) any participant (as defined in paragraphs (a)(iii)-(vi) of Instruction 3 of Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies. For purposes of Section 2.10 and Section 3.5 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in shareholder correspondence or a shareholder report. For purposes of Section 2.10 and Section 3.5 of these Bylaws, “acting in concert” shall mean knowingly acting (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, another person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person. For purposes of these Bylaws, “Synthetic Equity Position” shall mean the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such person as a hedge with respect to a bona fide derivatives trade or position of such person arising in the ordinary course of such person’s business as a derivatives dealer. For purposes of these Bylaws “Derivative Instrument” shall mean any Synthetic Equity Position that is, directly or indirectly, held or maintained with respect to any shares of any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value, dividend or amount of dividend, or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation. For purposes of these Bylaws, “Short Interest” shall mean any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) the effect or intent of which is to mitigate loss to, to reduce the economic risk (of ownership or otherwise) for, or to manage risk of stock price changes for or to increase the voting power or pecuniary or economic interest of with respect to stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation, including any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation.

ARTICLE 3.

DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

3.2 Number, Qualification and Term of Office. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Section 2.3 of these Bylaws) or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of all classes of stock entitled to vote generally in the election of Directors, voting together as a single class, but in no case shall the number of Directors be fewer than 3 or more than 16. The Directors shall be natural persons of the age of 18 years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. At each annual meeting of shareholders, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders or until such Director’s successor shall have been elected and qualified.

3.3 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected by reason of an increase in the number of Directors shall be elected only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of such Director’s successor. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of their predecessor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director. A vacancy that will occur at a specific date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

3.4 Removal of Directors. Any Director shall be removable either with or without cause. The removal of any Director, whether with or without cause, shall require the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of all classes of stock entitled to vote generally in the election of Directors, voting together as a single class. A Director may be removed by the shareholders only at a meeting called for the purpose of removing the Director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

3.5 Nominations of Directors; Election.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made by (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any person who (A) is a shareholder of record at the time of (1) the delivery of the notice required by this Section 3.5, (2) the giving of notice for the meeting provided for in these Bylaws, and (3) the meeting, (B) who is entitled to vote for the election of Directors, (C) has nominated a number of nominees that does not exceed the number of Directors that will be elected at such meeting and (D) who complies with the procedures set forth in this Section 3.5. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting; (ii) in the case of a special meeting called pursuant to Section 2.3(a)(i) or Section 2.3(a)(ii)(A) at which Directors are to be elected, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting (or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors is first made by the Corporation); and (ii) in the case of a special meeting called pursuant to Section 2.3(a)(ii)(B), together with the shareholder’s written request for a special meeting delivered in accordance with Section 2.3.

To be in proper written form, such shareholder’s notice shall set forth or include: (i) with respect to each shareholder and nominee, the information required to be included in a shareholder’s notice pursuant to Section 2.10(d)(ii) through Section 2.10(d)(xiv) as applied to an annual meeting or special meeting, as applicable, for the election of Directors as if (A) the shareholder delivering notice of nominations of persons for election as Directors of the Corporation were the shareholder providing notice and (B) the nominee(s) for election as Directors of the Corporation were the shareholder providing notice, including, in each case, any information required to be included in such notice with respect to any Shareholder Associated Person; (ii) a reasonably detailed description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) any Shareholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (iii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among the shareholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if such shareholder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, (v) a written representation that the nominee (A) is qualified and if elected intends to serve as a Director of the Corporation for the entire term for which such nominee is standing for election and (B) has disclosed to the Corporation any and all actual and potential conflicts of interest of such nominee with the Corporation; (vi) the signed consent of each nominee to being named in the proxy materials and to serve as a Director of the Corporation if so elected; (vii) a written representation as to whether such shareholder or any Shareholder Associated Person intends, or is part of a group that intends, to solicit proxies in support of nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act; and (viii) for any shareholder or Shareholder Associated Person that the notice indicates intends, or is part of a group that intends, to solicit proxies in support of nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, a written representation and agreement (in the form provided by the Secretary upon written request), on behalf of such shareholder or Shareholder Associated Person and any group of which it is a part, that (A) it intends to comply with and will comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the Securities and Exchange Commission (“SEC”) with respect to special meetings, if applicable), (B) if it provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, it shall deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act and (C) if it (1) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (2) subsequently (x) notifies the Secretary that it no longer intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Directors in support of nominees other than the Corporation’s nominees or with respect to the names of its nominees, (y) fails to comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), or (z) fails to deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act, then its nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for such nominee(s) (all of which information in this Section 3.5(a) shall be supplemented by such shareholder if any of the facts set forth in this notice change during the period between the date such notice is sent and the date of the meeting, not later than the earlier of the date that is five days after the event giving rise to such change and the date that is three days prior to the applicable meeting). A shareholder shall not be entitled to amend any nomination or submit any new, substitute or amended nomination, including by adding or changing nominees, following the expiration of the time periods set forth in this Section 3.5. Any updated or supplemented information provided by any shareholder shall not, and shall not be deemed to, cure any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such shareholder to amend any nomination or to submit any new or substitute nomination, including by changing or adding nominees, except as otherwise set forth in these Bylaws. This Section 3.5 shall be the exclusive means for a shareholder to make nominations before an annual or special meeting of shareholders. A shareholder is not entitled to have its nominees included in the Corporation’s proxy materials solely as a result of such shareholder’s compliance with the provisions of this Section 3.5, except to the extent required by Rule 14a-19 under the Exchange Act and other applicable requirements of state and federal law. The presiding officer of the meeting for election of Directors shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.5, and if they should so determine, they shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.5, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 3.5; provided, however, to the extent permitted by applicable law, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder nominations. Without limiting the other provisions and requirements of this Section 3.5, unless otherwise required by law, if any shareholder or Shareholder Associated Person, or any group of which it is a part, (i) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) subsequently (A) notifies the Secretary that it no longer intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Directors in support of nominees other than the Corporation’s nominees or with respect to the names of its nominees, (B) fails to comply with the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), or (C) fails to deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19 under the Exchange Act, including Rule 14a-19(a)(3) under the Exchange Act, then its nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for such nominee(s). Nothing in this Bylaw shall be deemed to apply to or affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Bylaw.

(b) In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.5(a)) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(c) The Corporation may require any shareholder submitting notice pursuant to this Section 3.5, any Shareholder Associated Person or any nominee to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine compliance with these Bylaws, the accuracy and completeness of any notice or solicitation or the qualifications and eligibility of such nominee to serve as a Director. Such shareholder, Shareholder Associated Person or nominee shall provide such other information within 10 calendar days after the Corporation has requested such other information. If such shareholder, Shareholder Associated Person or nominee fails to provide such other information within such period, the information as to which other information was requested may be deemed not to have been provided in accordance with these Bylaws. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if (i) a shareholder intending to nominate candidates for election at an annual meeting or special meeting pursuant to this Section 3.5 makes such nominations except in accordance with the procedures set forth in Section 3.5, (ii) a shareholder intending to nominate candidates for election at an annual meeting or special meeting pursuant to this Section 3.5 does not provide the information required under this Section 3.5 in accordance with the applicable timing requirements set forth in this Section 3.5, (iii) a shareholder intending to nominate candidates for election at an annual meeting or special meeting pursuant to this Section 3.5 takes action contrary to the representations made in the applicable notice, (iv) a shareholder or a qualified representative thereof does not attend the meeting in person to present the nomination, (v) the applicable shareholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or (vi) if after being submitted to the Corporation, the applicable shareholder notice was not updated or supplemented in accordance with these Bylaws to cause the information provided in the notice to be true, correct, and complete in all respects, in each case, such nominations shall not be considered and shall be disregarded, notwithstanding that proxies in respect of such nominations may have been received by the Corporation. The Corporation may request that any nominee submit to interviews (which may be conducted by means of conference telephone or other communications equipment) with the Board of Directors or any committee thereof, and such nominee shall, and the shareholder submitting notice pursuant to this Section 3.5 shall cause the nominee to, make himself or herself available for any such interviews within 10 business days following the Corporation’s request.

3.6 Resignation. Any Director may resign at any time by giving written notice of their resignation to the Board of Directors, the Chair of the Board of Directors or the Corporation.

3.7 Compensation. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation.

3.8 Interested Director Transactions. An interested Director is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such a Director shall be governed by Section 14-2-860, et seq., of the Georgia Business Corporation Code, as the same may hereinafter be amended.

ARTICLE 4.

MEETINGS OF THE BOARD

4.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Georgia as shall from time to time be determined by the Board of Directors.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the President, on one day’s written notice to each Director by whom such notice is not waived. Notice shall be given personally, by mail, by private courier, or by electronic transmission, and need not describe the business to be transacted at, or the purpose of, the special meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Georgia as is determined by the Board of Directors or specified in the notice of any such meeting.

4.3 Waiver of Notice. A Director may waive any notice either before or after the date and time stated in the notice. Such a waiver must be in writing or by electronic transmission, signed by the Director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.4 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of Directors then in office. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board of Directors. A Director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) that Director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or to transacting business at the meeting; (b) the dissent or abstention of that Director from the action taken is entered into the minutes of the meeting; or (c) that Director delivers written notice of dissent or abstention to the presiding officer of the meeting before, or to the Corporation immediately after, adjournment of the meeting. The right of dissent is not available to a Director who votes in favor of an action taken.

4.5 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

4.6 Participation in Meetings Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board of Directors by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

4.7 Rules. The Board of Directors may adopt rules and regulations that are not inconsistent with law or these Bylaws for the conduct of their meetings and the management of the affairs of the Corporation.

ARTICLE 5.

COMMITTEES

5.1 Formation and Powers. The Board of Directors, by resolution passed by a majority of the Whole Board (as defined in Section 2.3 of these Bylaws), may create one or more committees and appoint members of the Board of Directors to serve thereon. Each committee shall have such lawfully delegable powers and duties as the Board of Directors may confer. However, a committee shall not have the power to: (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, as it may hereafter be amended; (iv) adopt, amend or repeal these Bylaws; or (v) approve a plan of merger not requiring shareholder approval. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors or by applicable law, and shall keep a written record of all actions taken by it.

5.2 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, to fill vacancies on any committee, and to dissolve any committee.

ARTICLE 6.

OFFICERS

6.1 Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and any other officers as may be deemed necessary or advisable by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may authorize an officer to appoint any person to any office of the Corporation other than the Chief Executive Officer, who shall be elected by the Board of Directors. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

6.2 Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of other officers and agents of the Corporation or delegate the power to fix such compensation to an officer of the Corporation.

6.3 Succession. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board or by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation may be filled as provided in Section 6.1 of these Bylaws.

6.4 Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors.

6.5 Interested Officer Transactions. An interested officer is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such an officer shall be governed by Section 14-2-864 of the Georgia Business Corporation Code, as the same may hereinafter be amended.

ARTICLE 7.

CAPITAL STOCK

7.1 Certificates. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall state, on its face, the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. Also, each certificate may bear the seal of the Corporation or a facsimile thereof and shall be signed, either manually or in facsimile, by any one of the following: the President, the Secretary or an Assistant Secretary, or other officer designated by the Board of Directors for such purpose. If the certificate is signed in facsimile, it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

7.2 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.3 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

7.4 Certificateless Shares. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of stock, of any or all of its classes or series, without certificates. Within a reasonable time after the issue or transfer of the shares without certificates, the Corporation shall send the shareholder to whom a share is to be issued a written statement specifying the name of the Corporation, that the Corporation is organized under the laws of Georgia, the name of the person to whom the shares are issued or transferred, the number and class of shares and the designation of the series, if any, that the certificate represents, and any applicable restriction on the transfer of such shares.

7.5 Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to take any other action, the Board of Directors shall in advance fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 days before the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 70 days prior to such payment. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors authorizes the distribution.

(c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 8.

MISCELLANEOUS

8.1 Amendments. Notwithstanding anything contained in the Corporation’s Articles of Incorporation to the contrary, unless otherwise required by applicable law, Sections 2.3 (Special Meetings), 2.10 (Order of Business), 3.2 (Number, Qualification and Term of Office), 3.3 (Vacancies and Newly Created Directorships), 3.4 (Removal of Directors), 3.5 (Nominations of Directors; Election), 8.8 (Fair Price Requirements) and 8.9 (Business Combinations with Interested Shareholders) of these Bylaws shall not be amended or repealed by the shareholders, and no provision inconsistent therewith shall be adopted by the shareholders, without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock and outstanding shares of preferred stock voting together, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of Common Stock.

8.2 Inspection of Books.

(a) A shareholder may inspect and copy, during regular business hours at the Corporation’s principal office, the following if they give the Corporation written notice of their demand at least five business days prior to the requested date of inspection: (1) the Corporation’s Articles of Incorporation and all amendments to them currently in effect; (2) the Corporation’s Bylaws and all amendments to them currently in effect; (3) resolutions adopted by either the shareholders or Board of Directors increasing or decreasing the number of Directors, the classification of Directors, if any, and the names and residence addresses of all members of the Board of Directors; (4) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, and any resolutions adopted by the Board of Directors that affect the size of the board of Directors; (5) the minutes of all shareholders’ meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the previous three years; (6) all written communications to shareholders generally within the previous three years and the financial statements required to be made available to the shareholders for the previous three years under Section 14-2-1620 of the Georgia Business Corporation Code as it may hereinafter be amended; (7) a list of the names and business addresses of its current Directors and officers; and (8) the Corporation’s most recent annual registration delivered to the Secretary of State under Section 14-2-1622 of the Georgia Business Corporation Code.

(b) A shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 8.2(a); (2) accounting records of the Corporation; and (3) the record of shareholders. A shareholder may inspect these records of the Corporation only if: (i) their demand is made in good faith and for a proper purpose that is reasonably relevant to their legitimate interest as a shareholder; (ii) they describe with reasonable particularity their purpose and the records they desire to inspect; (iii) the records are directly connected with their purpose; (iv) the records are to be used only for the stated purpose; and (v) the shareholder owns more than two percent (2%) of the outstanding shares of the Corporation at the date of their request.

8.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the Corporation, the words “Seal” or “Corporate Seal” enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

8.4 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

8.6 Reliance upon Books, Reports and Records. Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of their duties, be fully protected in relying in good faith upon such information, opinions, reports or statements, including financial statements and other financial data, prepared or presented to the Corporation by: (i) any of the Corporation’s officers or employees who the Director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, investment bankers or other persons engaged by the Corporation as to matters the Director reasonably believes are within the person’s professional or expert competence; or (iii) committees of the Board of Directors of which they are not a member if the Director reasonably believes the committee merits confidence.

8.7 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.8 Fair Price Requirements. The Corporation shall be governed by all of the requirements of Part 2 of Article 11 of the Georgia Business Corporation Code, as amended.

8.9 Business Combinations with Interested Shareholders. The Corporation shall be governed by all of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code, as amended.

8.10 Indemnification. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by this Section 8.10 shall include the right to be paid in advance expenses incurred in defending a proceeding. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Section 8.10 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Section 8.10. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Section 8.10. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a Director, officer, employee or agent that exists at the time of such amendment, modification or repeal.

8.11 Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary or legal duty owed by any current or former director, officer, employee, shareholder, or agent of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty, (c) any action asserting a claim against the Corporation, its current or former directors, officers, employees, shareholders, or agents arising pursuant to any provision of the Georgia Business Corporation Code or the Corporation’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), (d) any action asserting a claim against the Corporation, its current or former directors, officers, employees, shareholders, or agents governed by the internal affairs doctrine, or (e) any action against the Corporation, its current or former directors, officers, employees, shareholders, or agents asserting a claim identified in O.C.G.A. § 15-5A-3 shall be the Georgia State-Wide Business Court (the “Chosen Court”). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court (a “Foreign Court”) other than the Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Court in connection with any action brought in any such Foreign Court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any security of this Corporation shall be deemed to have notice of and consented to this provision.

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